Exhibit 32

Written Statement of the Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer and Chief Financial Officer of Hanger, Inc. (the “Company”), hereby certify, based on our knowledge, that the Amendment No. 1 to the Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Vinit K. Asar
Vinit K. Asar
Chief Executive Officer (Principal Executive Officer)

/s/ George E. McHenry
George E. McHenry
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

March 22, 2013